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                                                                   EXHIBIT 99.1

                            ADVANTAGE BANCORP, INC.
                      SPECIAL MEETING - FEBRUARY 5, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul P. Gergen and John W. Stampfl and each or any one of them (with full power to act without the other) as attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Common Stock of Advantage Bancorp, Inc. to which the undersigned is entitled to vote at the Special Meeting of Shareholders of Advantage Bancorp, Inc. to be held on February 5, 1998 at 10:30 A.M. C.S.T., at the Gateway Technical College Conference Center, Kenosha, Wisconsin or any adjournments or postponements thereof upon the matters set forth below:

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" approval of the Agreement and Plan of Merger.
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                    ADVANTAGE BANCORP, INC. SPECIAL MEETING

1. Approval of Agreement and Plan of Merger  [_] FOR  [_] AGAINST  [_] ABSTAIN

2. In their discretion, upon such other matters as may come before the Special Meeting.

Check appropriate box            Date                              No. of Shares
Indicate changes below:
Address Change?  [_] Name Change? [_]
                                        ______________________________________][
                                        [_____________________________________]
                                        Signature(s) in Box
                                        Note: Please sign as name appears
                                        hereon. Where shares are held as joint
                                        tenants, both should sign. When
                                        signing as attorney, executer,
                                        administrator, trustee or guardian,
                                        please give title. A proxy on behalf
                                        of a corporation should be signed in
                                        its name by a duly authorized officer.